UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2011
Date of Report (Date of Earliest Event Reported)

Commission file number  –  001-10852

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

  Delaware                                                                  36-2989662
(State or other jurisdiction of                                                           (I.R.S. Employer Identification Number)
                         incorporation or organization)

11 North Water Street, Suite 18290                                               Mobile, Alabama                                36602
(Address of principal executive offices)                                                                                                   (Zip Code)

       (251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act
 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.    Results of Operations and Financial Condition.

On April 27, 2011, International Shipholding Corporation issued a press release reporting its financial results for the first quarter of 2011.  A copy of the press release is filed as exhibit 99.1 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Agreements of Certain Officers

(e)           The 2011 Stock Incentive Plan.  At our Annual Meeting of Stockholders held on April 27, 2011, the stockholders of International Shipholding Corporation (the “Company”) approved the International Shipholding Corporation 2011 Stock Incentive Plan (the “Plan”).

The compensation committee of the board of directors of the Company will generally administer the Plan, and has the authority to grant awards under the Plan, including setting the terms of the awards.  Incentives under the Plan may be granted in any one or a combination of the following forms:  incentive stock options under Section 422 of the Internal Revenue Code, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, and other stock-based awards.

A total of 400,000 shares of the Company’s common stock are authorized to be issued under the Plan.  This Plan will replace the Company’s only other current long-term incentive plan, under which 53,066 shares remained available for issuance.  Officers, directors, and key employees of the Company and the Company’s consultants and advisors will be eligible to receive incentives under the Plan when designated by the compensation committee as Plan participants.

The Plan may be amended or terminated at any time by our board of directors, subject to the requirement that certain amendments may not be made without stockholder approval. In addition, no amendment may materially impair an award previously granted without the consent of the recipient. Unless terminated sooner, no awards will be made under the Plan after April 27, 2021.

For further information regarding the Plan, see our proxy statement filed with the Securities and Exchange Commission on March 14, 2011. This brief summary of Plan terms is qualified in its entirety by the terms of the Plan, a copy of which is filed as exhibit 99.2 to this report.

Item 5.07.    Submission of Matters to a Vote of Security Holders

Our Annual Meeting of Stockholders was held April 27, 2011.  At the Annual Meeting, the Company’s stockholders (i) elected each of the nine persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, (ii) approved the International Shipholding Corporation 2011 Stock Incentive Plan, (iii) ratified the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for the 2011 fiscal year, (iv) approved, on a non-binding advisory basis, the Company’s executive compensation, and (v) recommended, on a non-binding advisory basis, an advisory vote on say-on-pay every year.

The matters voted upon and the results of the voting were as follows:

(1) Election of Board of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-votes

1. Kenneth H. Beer	5,148,025	245,130	1,389,137
2. Erik F. Johnsen	5,197,212	195,943	1,389,137
3. Erik L. Johnsen	5,204,263	188,892	1,389,137
4. Niels M. Johnsen	5,204,870	188,285	1,389,137
5. H. Merritt Lane III	5,213,455	179,700	1,389,137
6. Edwin A. Lupberger	5,146,820	246,335	1,389,137
7. James J. McNamara	4,661,119	732,036	1,389,137
8. Harris V. Morrissette	5,148,810	244,345	1,389,137
9. T. Lee Robinson, Jr.	5,152,507	240,648	1,389,137

(2) Approval of the International Shipholding Corporation 2011 Stock Incentive Plan.

Votes For	4,284,003
Votes Against	1,091,744
Abstentions	17,404
Shares Unvoted	1,389,141

(3) Ratification of PricewaterhouseCoopers, LLP, independent registered public accountants, as our independent auditors for the fiscal year ending December 31, 2011:

Shares Voted For	6,743,917
Votes Against	36,076
Abstentions	2,299

(4) Non-binding advisory vote on executive compensation:

Shares Voted For	5,253,809
Votes Against	117,610
Abstentions	21,732
Shares Unvoted	1,389,141

(5) Non-binding advisory vote on the frequency of our say-on-pay vote:

Votes for One Year	3,135,653
Votes for Two Years	37,106
Votes for Three Years	841,072
Abstentions	1,318,567
Shares Unvoted	1,449,894

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibit

Exhibit Number       Document
99.1	Press Release dated April 27, 2011
99.2	International Shipholding Corporation 2011 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
_____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date   April 29, 2011